Exhibit 99.2

Novozymes Biomanufacturing Business Combined Financial Statements As of and for the Periods Ended December 20, 2011 and December 31, 2010

Novozymes Biomanufacturing Business

Independent Auditor’s Report

Independent Auditor’s Report

We have audited the accompanying combined balance sheets as of December 20, 2011 and December 31, 2010, of Novozymes Biomanufacturing Business (the “Company”), consisting of the companies listed in the Basis of presentation note, and the related combined statements of comprehensive income, stockholders’ equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 20, 2011 and December 31, 2010 of the Company, and the combined results of their operations and their cash flows for the periods then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

As discussed in the Basis of presentation note, the combined statements of financial position have been carved-out from Novozymes Biopharma DK A/S’s consolidated financial statements to present the historical financial position, results of operations, and cash flows of Novozymes Biopharma DK A/S’s biomanufacturing business. The combined financial statements of Novozymes Biomanufacturing Business reflect significant allocations of the costs of the services provided to the Company by Novozymes Biopharma DK A/S on a basis that management believes is appropriate in the circumstances. The financial position, results of operations and cash flows of Novozymes Biomanufacturing Business could differ from those that would have resulted had the Company operated autonomously or independently of Novozymes Biopharma DK A/S.

/s/ Ernst & Young AB

Malmo, Sweden

May 10, 2012

Novozymes Biomanufacturing Business

Combined statement of comprehensive income

SEK’000	Note	Period Ended December 20, 2011	Year Ended December 31, 2010

Net Sales	1	113,716	105,263

Cost of Sales	2,3,13	(113,928)	(110,545)

Gross Loss		(212)	(5,282)

Operating Expenses:
Selling costs	2.3	(14,945)	(13,310)
General and administrative expenses	2.3	(8,437)	(7,749)
Other expenses	2.3	(11,363)	(14,670)

Total Operating Expenses		(34,745)	(35,729)

Loss From Operations		(34,957)	(41,011)

Finance expense	4	(4,113)	(945)
Finance income	4	991	2,811

Loss Before Taxes		(38,079)	(39,145)

Tax on loss for the period	14	—	—

Net Loss		(38,079)	(39,145)

Other comprehensive income
Total other comprehensive income		—	—

Total comprehensive income		(38,079)	(39,145)

Novozymes Biomanufacturing Business

Combined balance sheet

SEK’000	Note	December 20, 2011	December 31, 2010

ASSETS

Non-current assets:
Intangible assets	5	58,948	65,746
Plant & machinery	6	111,906	121,243
Equipment, tools, fixtures and fittings	6	8,239	7,790
Leasehold improvements	6	34,113	34,131
Construction in progress	6	1,872	10,990
Total non-current assets		215,078	239,900

Current assets
Inventories	7	72,464	66,473
Accounts receivable	8	35,103	49,011
Other receivables		261	157
Prepaid costs and accrued income	9	1,175	2,662
Total current assets		109,003	118,303

TOTAL ASSETS		324,081	358,203

Novozymes Biomanufacturing Business

Combined balance sheet

SEK’000	Note	December 20, 2011	December 31, 2010

EQUITY AND LIABILITIES

Equity
Parent Company net investment	15	341,938	313,450
Retained earnings		(77,224)	(39,145)

Total equity		264,714	274,305

Current Liabilities
Accounts payable	10	1,989	2,895
Intercompany loans and borrowings	15	37,862	56,276
Accrued costs and deferred income	11	14,620	19,281
Other current liabilities	12	4,896	5,446

Total current liabilities		59,367	83,898
TOTAL EQUITY AND LIABILITIES		324,081	358,203

Novozymes Biomanufacturing Business

Statement of changes in shareholders’ equity

SEK’000	Note	Parent company net investment	Retained earnings	Total Equity
Opening balance, January 1, 2010	15	398,627	—	398,627
Loss for the period		—	(39,145)	(39,145)
Other comprehensive income		—	—	—

Total comprehensive income	15	—	(39,145)	(39,145)
Parent Company net investment	15	(85,177)	—	(85,177)

Closing balance , December 31, 2010	15	313,450	(39,145)	274,305

Opening balance, January 1, 2011	15	313,450	(39,145)	274,305
Loss for the period		—	(38,079)	(38,079)
Other comprehensive income		—	—	—

Total comprehensive income	15	—	(38,079)	(38,079)
Parent Company net investment	15	28,488	—	28,488

Closing balance , December 20, 2011	15	341,938	(77,224)	264,714

Novozymes Biomanufacturing Business

Combined statements of cash flows

SEK´000	Period Ended December 20, 2011	Year Ended December 31, 2010
Cash Flows From Operating Activities:
Net loss from operations	(34,957)	(41,011)
Interest received	991	2,811
Interest paid	(4,113)	(945)
Depreciation and amortization on non-current assets	29,252	30,745
Cash flow from operating activities before changes in working capital	(8,827)	(8,400)

Changes in working capital:
Accounts receivable	13,908	98,593
Inventory	(5,991)	(17,523)
Prepaid expenses and other current assets	1,383	(2,819)
Accounts payable	(906)	(16,344)
Accrued expenses and other current liabilities	(5,211)	12,516

Cash flow from operating activities	(5,644)	66,023

Expenditures for property and equipment	(4,430)	(12,999)

Cash flow from investing activities	(4,430)	(12,999)

Changes in borrowings	(18,414)	(4,347)
Change in parent company net investments	28,488	(48,677)

Cash flow from financing activities	10,074	(53,024)

Net Increase in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	—	—

Novozymes Biomanufacturing Business

Accounting principles

NATURE OF THE BUSINESS

Novozymes biomanufacturing business (hereafter referred to as “NZBM”) is a manufacturer and supplier of cell culture ingredients and protein A affinity ligands for use in industrial cell culture and biopharmaceutical manufacturing as well as stem and therapeutic cell culture. The organization is based in Lund, Sweden and operates a cGMP compliant microbial fermentation facility with a particular strength in the development and implementation of new processes.

Currently the majority of NZBM’s sales are accounted for by its protein A affinity ligand products, for which NZBM is one of only two major suppliers globally.

NZBM is situated at St. Lars väg 47, 220 09 Lund, Sweden. This is approximately 60 km east of Copenhagen and 600 km southwest of Stockholm. The facility consists of four buildings, covering a total of area of 45,000 sq. ft. Between them these handle incoming and approved raw material and final product storage (including solvents), quality control (QC), raw material sampling, manufacturing, process development, cGMP cell bank manufacturing and product stability as well as providing office space.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The principal accounting policies adopted in the preparation of the combined carve-out financial statements are set out below. The policies have been consistently applied to all the years presented, unless otherwise stated.

These historic carve-out financials have been prepared to comply with the Securities and Exchange Commission (“SEC”) requirements for the 8-K filing following the acquisition of selected assets and liabilities of Novozymes Biopharma Sweden AB and Novozymes Biopharma DK A/S (“Novozymes A/S”) by Repligen Sweden AB, a wholly-owned subsidiary of Repligen Corporation (NASDAQ: RGEN). To comply with SEC requirements of presenting historic carve-out financials for NZBM it has also been necessary to include selected operations, assets and liabilities of two additional legal entities, Novozymes Biopharma UK Ltd. and Novozymes Biopharma Holding AU Pty.

These financial statements have been prepared in accordance with International Financial Reporting Standards, International Accounting Standards and Interpretations (collectively IFRSs) issued by the International Accounting Standards Board (IASB).

The preparation of financial statements in compliance with adopted IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying the accounting policies.

The combined financial statements reflect the historical financial position, results of operation and cash flows to be contributed to NZBM for the periods presented. The historical financial statements reflect the amounts that have been “carved out” from Novozymes A/S consolidated financial statements and reflect assumptions and allocations made by Novozymes A/S and Repligen Sweden AB to depict NZBM on a stand-alone basis. As a result the combined financial statements may not be indicative of the financial position, results of operation and cash flows that would have been presented if the Business had been a stand-alone entity. Therefore, the combined financial statements may not necessarily be indicative of the future financial position, results of operations and cash flows.

Novozymes Biomanufacturing Business

Accounting principles

All intercompany transactions between the carved-out operations which comprise the combined financial statements have been eliminated. The combined financial statements include allocations of certain corporate expenses, including management time, sales overheads, corporate marketing and quality and coordination. The expense and cost allocations have been determined on bases that Novozymes A/S and Repligen Corporation consider to be a reasonable reflection of the utilization of the services provided or the benefit received by NZBM during the periods presented.

The four carved-out operations (as listed in the paragraph above) were part of the same group; Novozymes A/S being the ultimate parent company, and reporting at group level has been in accordance with IFRS. Thus, although the separate legal entities have reported under their respective local GAAP, the financial information has been available in accordance with IFRS in the event there are any reconciliations necessary between local GAAP and IFRS.

The carved-out operations have for the purpose of these carve-out financial statements been considered as one Swedish entity with certain assets and liabilities in various countries.

These financial statements were authorized for issue on May 10, 2012, by Walter C. Herlihy, President of Repligen Corporation.

IMPACT OF NEW ACCOUNTING STANDARDS

In 2011, there were no new standards and amendments with relevance for NZBM.

Standards and amendments issued by IASB with effective date after December 31, 2011 and therefore not implemented, comprise:

•	Amendments to IFRS 7 “Disclosures – Transfers of Financial Assets”

•	IFRS 9 “Financial Instruments”

•	IFRS 10 “Consolidated Financial Statements”

•	IFRS 11 “Joint Arrangements”

•	IFRS 12 “Disclosures of Interests in Other Entities”

•	IFRS 13 “Fair Value Measurement”

•	Revised IAS 28 “Investments in Associates and Joint Ventures”

•	Amendments to IAS 1 “Presentation of Items of Other Comprehensive Income”

•	Amendments to IAS 19 “Employee Benefits”

Implementation of these will lead to further disclosures in the Notes and reclassifications but no material changes in recognition and measurement.

USE OF ACCOUNTING ESTIMATES AND JUDGMENT

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions.

Novozymes Biomanufacturing Business

Accounting principles

Carve-out financial statements

The financial statements presented herein represent combined carve-out financial statements of NZBM. The preparation of carve-out financial statements requires judgment and estimates regarding, in particular, the allocation of costs to the business presented. Further information can be found above under “Basis of presentation.”

Impairment testing

Annual impairment testing of goodwill is based on the value in use of the individual cash-generating unit, using the discounted cash flow method. The calculation is based on budgets approved by global management. Cash flows after the budget period are extrapolated using individual growth rates. The discount rate used for the calculation does not include possible impacts of future risks, as these are included in future cash flows. The cash flows and growth rates take account of previous experiences, and represent management’s best estimate of future developments. In combination with the discount rate, however, these judgments may have a significant impact on the calculated values. This year’s impairment testing has not given rise to any write-downs. Further information can be found in Note 5.

Inventories

Inventories are measured at the lower of cost and net realizable value, including indirect production costs. The costs are assessed on an ongoing basis to ensure optimal measurement of expected raw material consumption, payroll costs, capacity utilization, and other relevant factors. Changes in the parameters may have an impact on the value of inventories. If the net realizable value of the inventories is lower than cost, the inventories are written down to net realizable value. Inventories are continuously assessed for indications of impairment on the basis of an individual valuation of the product or product group and the product’s expected sales. Further information can be found in Note 7.

Allowances for doubtful trade receivables

Allowances for doubtful trade receivables are based on management’s judgment and review of the individual receivables based on individual customer creditworthiness and current economic trends. If customers’ financial situations change in the future, this may give rise to additional indications of impairment in future accounting periods. Further information can be found in Note 8.

Provisions and contingent liabilities

Management assesses the need for provisions and disclosure of contingent liabilities on an ongoing basis. This assessment takes account of the likelihood of NZBM being obliged to expend financial resources and the amount at which the liabilities are expected to be settled. As these assessments are based on estimates of the future, they are subject to a high level of uncertainty and may give rise to changes in amounts in future accounting periods. Further information can be found in Note 11.

Novozymes Biomanufacturing Business

Accounting principles

SIGNIFICANT ACCOUNTING POLICIES

Revenue

Revenue from the sale of goods is recognized when NZBM has transferred the significant risks and rewards of ownership to the buyer and it is probable that NZBM will receive the previously agreed upon payment. These criteria are considered to be met when the goods are delivered to the buyer.

Provided the amount of revenue can be measured reliably and it is probable that NZBM will receive any consideration, revenue for services is recognized in the period in which they are rendered.

Research and Development

Research costs are expensed as incurred. Development costs pertaining to ongoing optimization of production processes for existing products, or to development of new products, where lack of approval by the authorities, approval by customers, and other uncertainties mean the development costs do not fulfill the criteria for recognition in the balance sheet, are expensed as incurred.

Intangible fixed assets

Goodwill

Goodwill represents the excess of the cost of a business combination over the fair value of identifiable assets, liabilities and contingent liabilities acquired. Goodwill is not subject to amortization.

Other intangible assets

Intangible assets other than goodwill are measured at cost less accumulated amortization and impairment losses.

Amortization is based on the straight-line method over the expected useful lives of the assets, as follows:

Acquired patents, trademarks, licenses, and know-how are amortized over their useful lives. Patents and trademarks are amortized over their useful lives, normally identical to the patent period, and licenses are amortized over the agreement period. Recognized patents, trademarks, licenses, and know-how are amortized over 6-14 years.

Tangible fixed assets

Plant, machinery and equipment is measured at cost less accumulated depreciation and impairment losses.

Depreciation is based on the straight-line method over the expected useful lives of the assets, as follows:

•	IT Equipment: 3 years

•	Plant and machinery: 7–16 years

•	Other equipment: 5 years

•	Improvements on leased properties: 10 years

Novozymes Biomanufacturing Business

Accounting principles

The assets’ residual value and useful life are reviewed on an annual basis and adjusted if necessary at each balance sheet date.

Impairment

Impairment tests on goodwill and other intangible assets with indefinite useful economic lives are undertaken annually at the financial year end or whenever there is an indication that the asset may be impaired. Other non-financial assets are subject to impairment tests whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount (i.e. the higher of value in use and fair value less costs to sell), the asset is written down accordingly.

Goodwill

For the purpose of impairment testing, assets are grouped at the lowest levels for which there are separately identifiable cash flows, termed as cash-generating units. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is first allocated to reduce the carrying amount of goodwill and then pro rata on the basis of the carrying amount of the other assets. The recoverable amount is the higher of an asset’s fair value less expected costs to sell and its value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or the cash generating unit to which the asset belongs. As a rule of thumb the recoverable amount is calculated as the present value of expected future net cash flows.

If the recoverable amount for the cash-generating unit again exceeds the carrying amount, the recognized impairment losses for goodwill are not reversed subsequently.

Plant and equipment

NZBM regularly reviews the carrying amounts of its property, plant and equipment and finite-lived intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent, if any, of the impairment loss.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount is reduced to the recoverable amount.

Impairment losses are reversed only to the extent of changes in the assumptions and estimates underlying the impairment calculation.

Share-based payments

NZBM’s employees are covered by the Novozymes A/S share option equity settled program.

The fair value of the employee services received in exchange for the grant of share options is computed using the value of the granted share options.

The fair value of share-based payment on the grant date is recognized as an employee cost over the period in which the share options are vested. In recognizing the cost, account is taken of the number of

Novozymes Biomanufacturing Business

Accounting principles

employees expected to gain entitlement to the options as well as the number of options the employees are expected to gain. This estimate is adjusted at the end of each period such that only the number of options to which employees are entitled, or expected to be entitled, is recognized.

Borrowing costs

Borrowing costs are expensed as incurred as there are no significant long term capital projects during the periods presented.

Translation of foreign currency

The combined financial statements are presented in Swedish kronor (SEK). Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the transaction date. Monetary items denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date.

Financial assets

NZBM classifies its financial assets depending on the purpose for which the asset was acquired. All financial assets are classified as loans and receivables. NZBM has not classified any of its financial assets as: held to maturity or fair value through profit or loss or available for sale.

Loans and receivables

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services to customers (e.g. trade receivables), but also incorporate other types of contractual monetary assets. They are initially recognized at fair value plus transaction costs that are directly attributable to their acquisition or issue, and are subsequently carried at amortized cost using the effective interest rate method, less provision for impairment.

Impairment provisions are recognized when there is objective evidence (such as significant financial difficulties on the part of the counterparty or default or significant delay in payment) that NZBM will be unable to collect all of the amounts due under the terms receivable, the amount of such a provision being the difference between the net carrying amount and the present value of the future expected cash flows associated with the impaired receivable. For trade receivables, which are reported net, such provisions are recorded in a separate allowance account with the loss being recognized within administrative expenses in the consolidated statement of comprehensive income. On confirmation that the trade receivable will not be collectable, the gross carrying value of the asset is written off against the associated provision.

NZBM’s loans and receivables comprise trade and other receivables in the combined statement of financial position.

Financial liabilities

NZBM classifies its financial liabilities depending on the purpose for which the liability was acquired. NZBM has not classified any of its financial liabilities as fair value through profit or loss. All liabilities are classified as other financial liabilities. Trade payables and other short-term monetary liabilities are initially recognized at fair value and subsequently carried at amortized cost using the effective interest method.

Novozymes Biomanufacturing Business

Accounting principles

Inventories

Inventories are measured at cost determined on a first-in first-out basis or net realizable value where this is lower. The cost of work in progress and finished goods comprises direct production costs such as raw materials and consumables, energy, and labor directly attributable to production, and indirect production costs such as employee costs, and maintenance and depreciation of plant, etc. If the expected selling price less any completion costs and costs to execute sales (net realizable value) of inventories is lower than the cost, the inventories are written down to net realizable value.

Leases

Where substantially all of the risks and rewards incidental to ownership are not transferred to NZBM (an “operating lease”), the total rentals payable under the lease are charged to the combined statement of comprehensive income on a straight-line basis over the lease term. The aggregate benefit of lease incentives is recognized as a reduction of the rental expense over the lease term on a straight-line basis. NZBM does not have any finance leases.

Pension liability and pension cost

The Swedish ITP plan is a multi-employer plan which NZBM has insured with Alecta. It is a defined benefit plan, but since the plan assets and liabilities cannot be allocated on each employer it is reported as a defined contribution plan according to item 30 in IAS 19. The construction of the plan does not enable Alecta to provide each employer with its share of the assets and liabilities or the information to be disclosed. The cost for the plan is reported together with the costs for other defined contribution plans. Alecta reported a collective consolidation level at December 31, 2010 and December 20, 2011 of 146% and 113%, respectively. The collective consolidation level is defined as the fair value of Alecta’s plan assets in percent of the insured pension commitments calculated according to Alecta’s actuarial assumptions, which are not in accordance with IAS 19. Such a surplus can be distributed among the employers or the beneficiaries, but there is no agreement concerning this that enables the company to report a receivable on Alecta. Pension costs paid to Alecta are approximately 6% of total salaries. The pension varies according to individual and is dependent on items such as: pay level, age, time of employment etc.

Remuneration on dismissal

Remuneration on dismissal is expensed when the obligation to pay remuneration arises. Most employees have certain rights and obligations in regards to the termination of their employment specified in their employment agreements. Minimum notice and/or severance periods ranging from 1 to 12 months, based on seniority and the nature of their position, are standard.

Novozymes Biomanufacturing Business

Accounting principles

Income tax

Deferred taxation

Deferred tax assets and liabilities are recognized where the carrying amount of an asset or liability in the consolidated statement of financial position differs from its tax base, except for differences arising on:

•	the initial recognition of goodwill; and

•	the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction affects neither accounting or taxable profit.

Recognition of deferred tax assets is restricted to those instances where it is probable that taxable profit will be available against which the difference can be utilised. Due to the history of losses in NZBM no deferred tax assets have been recognized in 2011 or 2010.

Cash Flow Statement

The Cash Flow Statement has been reported by applying the indirect method. Reported cash flow only includes those transactions involving payments made or received.

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short term highly liquid investments with original maturities of three months or less, and bank overdrafts. As NZBM does not hold any cash or cash equivalents at period end, net change in cash flows are reflected as changes in Net Parent Company investment.

RISK FACTORS

This section describes a number of critical risks along with measures that NZBM has taken to reduce them. The list is not in any order of priority and is not exhaustive.

Sales-related risks

Customer concentration

A relatively small number of customers account for a high proportion of NZBM sales in product areas, which means that NZBM is also affected by trends in these customers’ markets. NZBM works closely with its major customers to limit risks.

As a result, the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues and harm the results of operations. If a large customer purchases fewer of the company’s products, defers orders or fails to place additional orders, the revenue could decline, and operating results may not meet market expectations. In addition, if those customers order products, but fail to pay timely or at all, liquidity and operating results could be materially and adversely affected.

Innovation

There is a clear unmet need for animal-free recombinant proteins, which NZBM has addressed through a series of breakthrough product launches. For many of these products, NZBM represents one of a few or the only supplier of the product. Furthermore, NZBM products are well known for being highly innovative and specialised and for offering significant and meaningful advantages over alternatives. This places high demands on the NZBM research and development, requiring it to keep pace with customer needs. Failure here would entail the risk of a negative impact on NZBM sales targets.

Competition

Historically, NZBM has experienced constant price pressure in the markets of operations. Competition from producers based in low-cost countries, particularly China and India, will always be a challenge. One of the ways in which NZBM is trying to counter this challenge is by using technology to continuously optimize production, thereby reducing costs per unit produced so that production remains at the forefront and competitive.

Novozymes Biomanufacturing Business

Accounting principles

Patent strategy

NZBM pursues an active patent strategy by protecting new discoveries as early as possible. This prevents new products, processes, etc., from being copied and the company actively safeguards to prevent and stop infringement by competitors. The cost for any patent litigation or other proceeding, even if resolved in NZBM’s favor, could be substantial. Some competitors may be able to sustain the cost of such litigation or proceedings more effectively than NZBM can because of their substantially greater financial resources. If a patent litigation or other intellectual property proceeding is resolved unfavorable, NZBM or its collaborative partners may be enjoined from manufacturing or selling products and services without a license from the other party and be held liable for significant damages. The failure to obtain any required license on commercially acceptable terms or at all may harm the business, results of operations, financial condition, cash flow and future prospects.

Financial risks

The statement of comprehensive income and balance sheet are exposed to a number of financial risk factors.

The main financial risks that arise as a consequence of managing financial instruments consist of market risk (interest risk and currency risk), credit risk, liquidity and cash flow risk. Liquidity and cash flow risks are related to the financing of operations. The financing has historically been provided by the parent company and will be for the purchaser to determine how the business will be financed and thus to a large extent the risks that may impact the business in this regard.

Market risk

Interest risk

Interest rate risk arises in relation to interest-bearing assets and liabilities.

Currency risk

Profit is affected when costs and revenues in foreign currencies are translated into Swedish kronor (transaction risk).

Novozymes biomanufacturing has activities with customers abroad which affects the results, cash-flow and equity. NZBM are exposed primarily to GBP, USD, DKK and EUR. Sales and purchases are approximately 62% and 12%, respectively, in other currencies than SEK.

Credit risks

Credit risk is the risk of financial loss to NZBM if a customer or counterparty to a financial instrument fails to meet its contractual obligations. NZBM is mainly exposed to credit risk from credit sales. Credit ratings are taken into account by local business practices.

Novozymes Biomanufacturing Business

Notes to financial statements

Note 1. Net sales (SEK’000)

Net sales consists of the following:

	Period ended
	December 20, 2011	December 31, 2010
Sweden	38,967	32,735
Europe	43,012	29,070
United States	31,737	43,458

Net sales	113,716	105,263

Sales to large customers (>10% of total sales)

	Period ended
	December 20, 2011	December 31, 2010
Customer A	37,837	31,339
Customer B	42,363	23,576
Customer C	31,737	43,458

Total sales to large customers	111,937	98,373

Note 2. Expenses by nature (SEK’000)

	Period ended
	December 20, 2011	December 31, 2010

Raw materials and consumables used	22,928	11,095
Staff costs (see note 3)	49,048	57,541
Depreciations of tangible fixed assets	22,443	23,948
Amortization of intangible fixed assets	6,797	6,797
Research and development costs	12,512	12,139
Operating lease expense including property	7,118	7,143
Loss on disposal of property, plant and equipment	—	5,927
Other costs	27,827	21,684

Total cost of sales, administrative expenses, distributions expenses and other operating expenses	148,673	146,274

Novozymes Biomanufacturing Business

Notes to financial statements

Note 3. Salaries, social welfare and pension costs (SEK’000)

	Period ended
	December 20, 2011	December 31, 2010

Salary and compensation to board and CEO	3,699	3,699
Salaries and compensation to staff	32,119	38,195

	35,818	41,894

Social welfare contribution	10,133	10,548
Pension contribution for board and CEO	273	273
Pension contribution for other employees	2,824	4,085

	49,048	57,541

Key management personnel compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the company. In NZBM the key management personnel are the board and the CEO.

Note 4. Finance income and expenses (SEK’000)

	Period ended
Finance Income	December 20, 2011	December 31, 2010

Interest received on bank deposits during the period	991	66
Other financial income	—	2,745

Total interest income and similar items	991	2,811

	Period ended
Finance Expense	December 20, 2011	December 31, 2010

Interest costs on liabilities to group companies	1,904	805
External interest costs	6	31
Other financial costs	2,203	109

Total interest costs and similar items	4,113	945

NZBM does not hold cash or cash equivalents at period end. Interest received noted above represents a reduction of the Parent Company Net Investment required to fund operations. For further information see Note 15.

Novozymes Biomanufacturing Business

Notes to financial statements

Note 5. Intangible assets (SEK’000)

Cost	Goodwill	Technology	Patents	Customer relationships	Total
Balance at 1 January 2010	12,614	11,181	2,683	73,257	99,735
Balance at 31 December 2010	12,614	11,181	2,683	73,257	99,735

Balance at 1 January 2011	12,614	11,181	2,683	73,257	99,735
Balance at 20 December 2011	12,614	11,181	2,683	73,257	99,735

Accumulated amortization and impairment
Balance at 1 January 2010	—	(4,472)	(1,789)	(20,931)	(27,192)
Amortization charge for the period	—	(1,118)	(447)	(5,232)	(6,797)
Balance at 31 December 2010	—	(5,590)	(2,236)	(26,163)	(33,989)

Balance at 1 January 2011	—	(5,590)	(2,236)	(26,163)	(33,989)
Amortization charge for the period	—	(1,118)	(447)	(5,232)	(6,797)
Balance at 20 December 2011	—	(6,708)	(2,683)	(31,395)	(40,786)

Net book value
At 1 January 2010	12,614	6,709	894	52,326	72,543

At 31 December 2010	12,614	5,591	447	47,094	65,746

At 20 December 2011	12,614	4,473	—	41,862	58,949

Patents, Technology and Customer relationships are amortized over a 6, 10 and 14 year period, respectively.

Current estimates of remaining useful economic live of intangible assets are as follows:

Trade-marks & Licences	4 years
Customer relationships	8 years

Goodwill is not amortized.

All amortization is reported as costs of sales in the statement of comprehensive income.

Impairment testing of goodwill

The impairment test for goodwill for the Cash Generating Unit (CGU) Novozymes Biopharma (“NZ Biopharma”) is done at a group level. Goodwill for NZBM relates to operations in the Lund facility only and supports sales of recombinant and native Protein A, Cell Culture Ingredients, and other products and manufacturing services throughout the group.

The recoverable amounts of the cash generating units are based on value in use. The impairment tests compared the discounted cash flow of the individual cash-generating units to the carrying amounts of the units. Cash flow is based on Novozymes’ approved budgets and business plans for the period 2012–2026, which have been risk-adjusted to reflect the uncertainty in the long term business plans. These budgets and business plans are based both on management’s knowledge of past business results as well as expectations for future performance.

Novozymes Biomanufacturing Business

Notes to financial statements

NZBM’s products are sold under long term supply agreements and are integral components of their customers’ and end users’ validated manufacturing processes. These end users utilize NZBM’s products in the manufacture of monoclonal antibodies, a large and rapidly growing segment of the pharmaceutical industry, and other biologics. These drugs generally are manufactured in a similar manner for decades given the expense and regulatory burden associated with changing manufacturing processes. Use of a period longer than five years is therefore deemed appropriate.

Material assumptions used in calculating the discounted cash flow for the cash-generating unit are based on an assessment of the individual unit as follows:

SEK (000s)	2011	2010
Goodwill	12,614	12,614
Expected sales growth	10 -15%	10 -15%
Sales growth, terminal value	0.7%	0.7%
Discount rate	5.1%	5.6%

In 2011, a lower discount rate before tax of 5.1% was used compared to 2010, 5.6%, primarily because the risk-free interest rate decreased during 2011. The test for impairment in 2011 included a sensitivity analysis based on a discount rate on par with 2010. A test on this basis would not give rise to impairment losses. The recoverable amount of goodwill significantly exceeded the carrying value so no impairment loss was recognized.

Novozymes Biomanufacturing Business

Notes to financial statements

Note 6. Fixed assets (SEK’000)

Cost	Plant & Machinery	Equipment, tools, Fixtures and fittings	Leasehold improvements	Construction in progress	Total
Balance at 1 January 2010	165,566	21,145	49,670	11,256	247,637
Additions	—	783	—	18,144	18,927
Disposals	(3,000)	(4,802)	—	—	(7,802)
Transfer from assets under construction	12,899	3,303	2,208	(18,410)	—
Balance at 31 December 2010	175,465	20,429	51,878	10,990	258,762

Balance at 1 January 2011	175,465	20,429	51,878	10,990	258,762
Additions	—	3,260	1,682	—	4,942
Disposals	—	(635)	—	—	(635)
Transfer from assets under construction	4,971	—	4,147	(9,118)	—
Balance at 20 December 2011	180,436	23,054	57,707	1,872	263,069

Accumulated depreciation
Balance at 1 January 2010	(40,982)	(10,036)	(11,517)	—	(62,535)
Depreciation charge for the period	(13,965)	(3,753)	(6,230)	—	(23,948)
Disposals	725	1,150	—	—	1,875
Balance at 31 December 2010	(54,222)	(12,639)	(17,747)	—	(84,608)

Balance at 1 January 2011	(54,222)	(12,639)	(17,747)	—	(84,608)
Depreciation charge for the period	(14,308)	(2,288)	(5,847)	—	(22,443)
Disposals	—	112	—	—	112
Balance at 20 December 2011	(68,530)	(14,815)	(23,594)	—	(106,939)

Net book value
At 1 January 2010	124,584	11,109	38,153	11,256	185,102

At 31 December 2010	121,243	7,790	34,131	10,990	174,154

At 20 December 2011	111,906	8,239	34,113	1,872	156,130

All depreciation is reported as costs of sales in the statement of comprehensive income.

Novozymes Biomanufacturing Business

Notes to financial statements

Note 7. Inventories (SEK’000)

	December 20, 2011	December 31, 2010

Raw materials and consumables	16,488	17,572
Work-in-progress	6,357	8,476
Finished goods and goods for resale	49,619	40,425

	72,464	66,473

The raw materials and consumables expense regarding sales of inventories is reported in cost of goods sold and amounts to 9,983 tSEK 2010 and 23,221 tSEK 2011.

Novozymes Biomanufacturing Business

Notes to financial statements

Note 8. Accounts receivables (SEK’000)

	December 20, 2011	December 31, 2010
Accounts receivables	35,103	49,011
Less: provision for impairment of trade receivables	—	—

Accounts receivables - net	35,103	49,011
Receivables from related parties	—	—
Loans to related parties	—	—

Total financial assets other than cash and cash equivalents classified as loans and receivables	35,103	49,011

The fair values of trade and other receivables classified as loans and receivables are as follows:

	December 20, 2011	December 31, 2010
Trade receivables	35,103	49,011
Receivables from related parties	—	—
Loans to related parties	—	—

At 31 December 2010 and at 20 December 2011 no trade receivables had been sold to debt factoring services. No part of the group held any collateral as security.

As of 31 December 2010 and 20 December 2011 no accounts receivables were past due. The aging analysis of receivables is as follows:

	December 20, 2011	December 31, 2010

Up to 3 months	35,103	49,011
3 to 6 months	—	—
6 to 12 months	—	—

	35,103	49,011

Novozymes Biomanufacturing Business

Notes to financial statements

Note 9. Prepaid expenses and accrued income (SEK’000)

Prepaid expenses and accrued income consists of the following:

	December 20, 2011	December 31, 2010

Prepaid rent	272	2.053
Other prepaid expenses	816	436
Accrued income	87	173

Total Prepaid expenses	1.175	2.662

Note 10. Trade payables (SEK’000)

	December 20, 2011	December 31, 2010

Trade payables	1,989	2,895

Total Trade and payables	1,989	2,895

Book values approximate fair value at 20 December 2011 and 31 December 2010.

Novozymes Biomanufacturing Business

Notes to financial statements

Note 11. Accrued costs and deferred income (SEK’000)

Accrued costs and deferred income consists of the following:

	December 20, 2011	December 31, 2010
Accrued salaries	229	1,385
Accrued vacation pay liability	6,380	5,457
Accrued social welfare	756	2,402
Other accrued expenses	4,105	1,467
Deferred income	3,150	8,570

Total	14,620	19,281

Note 12. Other current liabilities (SEK’000)

Other current liabilities consists of the following:

	December 20, 2011	December 31, 2010
VAT liabilities	4,222	4,349
Other liabilities	674	1,097

Total	4,896	5,446

Novozymes Biomanufacturing Business

Notes to financial statements

Note 13. Operating leases (SEK’000)

NZBM leases its properties. The terms of property leases tend to be tenant repairing with rent reviews every 2 to 9 years and many have break clauses. Total payments in 2011 were 7,118 SEK’000 and in 2010 7,143 SEK’000.

The total future value of minimum lease payments is due as follows (SEK’000):

Not later than one year	7,098
Later than one year and not later than five years	28,392
Later than five years	4,439

Total	39,929

Note 14. Income tax (SEK’000)

	December 20, 2011	December 31, 2010
Loss before tax	(38,079)	(39,145)
Tax at statutory rate 26.3%	10,015	10,295
Losses for which no deferred tax asset is recognized	(10,015)	(10,295)

Reported tax cost	—	—

Recognition of deferred tax assets is restricted to those instances where it is probable that taxable profit will be available against which the difference can be utilised. Due to the history of losses of the entities included in NZBM no deferred tax assets have been recognized in 2011 or 2010. All unrecoginized deferred taxes as disclosed in this note related to the losses in the respective periods. The tax rate is unchange at 26.3% in both periods.

Novozymes Biomanufacturing Business

Notes to financial statements

Note 15. Parent company net investment, intercompany loans and borrowings and related party transactions (SEK’000)

SEK’000	December 20, 2011	December 31, 2010

Intercompany loans and borrowings	37,862	56,276
Parent Company net investment	341,938	313,450

To fund ongoing operations, NZBM has entered into an intercompany borrowing agreement with the parent company, Novozymes A/S, shown above as Intercompany loans and borrowings. Amounts under this agreement are repaid to the parent as liquidity allows. NZBM pays LIBOR + 1.0% interest on outstanding balances. Book value approximates fair value at December 20, 2011 and December 31, 2010. Intercompany loans and borrowings, denominated in SEK were retained by the legacy entity, Novozymes Sweden AB, and settled with the parent company Novozymes A/S. They were not part of the liabilities transferred to Repligen Sweden upon the transaction referenced in Note 17.

Parent Company net investment represents the net effect of performing the carve out of these stand-alone financial statements. As the acquired assets, liabilities and results of operations were recorded for the years presented, this amount represents the theoretical contribution by the Parent Company to establish the carved out entity.

All intercompany transactions between the carved-out operations which comprise the combined financial statements have been eliminated. The combined financial statements include allocations of certain corporate expenses, including management time, sales overheads, corporate marketing and quality and coordination. The expense and cost allocations have been determined on bases that Novozymes A/S and Repligen Corporation consider to be a reasonable reflection of the utilization of the services provided or the benefit received by NZBM during the periods presented. There are no sales of products or purchases of raw materials with related parties of Novozymes A/S. Except for compensation to key management as disclosed in Note 3, there are no other material related party transactions.

Note 16. Share based payment

Novozymes A/S has established share option programs for certain group employees including members of NZBM Management and other NZBM employees. The purpose of the share option programs has been to ensure common goals for management, employees, and shareholders. Allocation of options has been, and remains, dependent on profit, value-creation, and sustainability targets being achieved. Allocations were made on the basis of the individual

Novozymes Biomanufacturing Business

Notes to financial statements

employee’s base salary and achievement of a series of business targets – both financial and nonfinancial – set by the Board of Directors for each year. The share options have a vesting period of 4 years, followed by an exercise period of 5 years. In order to exercise the options, the employee must still be employed on the exercise date. This does not apply to persons who have retired, taken a voluntary early retirement pension, or been given notice.

No share options were granted to NZBM employees in 2011. The above-mentioned share option programs are primarily equity settled, and no liability is recognized for these. Share-based compensation recognized in the income statement for equity-settled programs in 2011 and 2010, respectively, was immaterial.

Share Options	TOTAL	Number of options that can be exercised	Exercise price per option SEK *	Share price at exercise in SEK	Remaining Term to Maturity **

Outstanding at January 1, 2010	28,162	17,683	91.15		5
Additions during the year	3,462
Options exercised in 2010	(800)		48.76	165.53
Terminations in 2010	(429)

Outstanding at December 31, 2010	30,395	17,987	90.43		5

Outstanding at January 1, 2011	30,395	17,987	90.43		5
Additions during the year	—
Options exercised in 2011	(12,291)		70.76	202.52
Terminations in 2011	—

Outstanding at December 20, 2011	18,104	6,799	96.87		4

*	The exercise price is the weighted average of several option programs.
**	Remaining term to maturity is stated as a weighted average of the outstanding options.

Novozymes Biomanufacturing Business

Notes to financial statements

Share Options	TOTAL	Number of options that can be exercised	Exercise price per option SEK *	Remaining Term to Maturity Years **	Fair Value in SEK million
Outstanding program 2003	1,500	1,500	35.87	—	0.18
Outstanding program 2006	2,377	2,377	83.38	3	0.21
Outstanding program 2006	715	715	96.95	3	—
Outstanding program 2007	4,414	2,207	119.98	4	0.28
Outstanding program 2008	5,761	—	94.53	5	0.46
Outstanding program 2009	3,337	—	107.38	6	0.23
Outstanding at December 31, 2011	18,104	6,799	96.87	4	1.37

*	The exercise price is the weighted average of several option programs.
**	Remaining term to maturity is stated as a weighted average of the outstanding options.

Fair value is calculated on the basis of the Black–Scholes model for valuation of options. The historical volatility over the last year is used when calculating the value of the options at year-end. The risk-free interest is based on Danish government bonds with a maturity equivalent to the option’s expected remaining term to maturity. The expected maturity is fixed at 1 year after the expiry of the binding period, or the option’s expiry date if this is within 1 year.

The following assumptions are used when calculating the fair value at the end of the period:

	2011	2010
Dividend per share, SEK	2.3	2.1
Volatility	21.6	25.1
Average risk-free interest rate, %	0.1	1.0
Share price, SEK	215.9	198.9

Note 17. Subsequent Event

On December 20, 2011, NZBM was acquired by Repligen Sweden AB, a wholly owned subsidiary of Repligen Corporation located in the U.S. The terms of the acquisition included an upfront payment of €17 million plus a net working capital adjustment of €3.65 million as well as future potential milestone payments totaling up to €4,000,000, if specific sales targets are met for certain products by various dates ending on December 31, 2014 and upon the transfer of manufacturing processes for certain products.